Exhibit 99.1

NewsInvestor Contact:

Logan Bonacorsi

lbonacorsi@caleres.com

Caleres raises fiscal year 2021 earnings per share guidance

ST. LOUIS, January 10, 2022 - Caleres (NYSE: CAL, caleres.com) today announced that it’s raising its previously issued earnings per share outlook for fiscal year ending January 29, 2022.

“We are encouraged by the positive momentum across our underlying business quarter-to-date and as a result are raising our expectations for fiscal year 2021,” said Diane Sullivan, Chairman and Chief Executive Officer. “I want to thank our global Associates for their hard work and dedication throughout 2021 and for working to capitalize on the opportunities in this dynamic marketplace to close the year in a record manner. We remain laser focused on our strategic priorities and look forward to providing an update on our progress when we report our fourth quarter and full year results in March.”

Caleres now anticipates earnings of $3.29 to $3.39 per share or record adjusted earnings per share (adjusted EPS) between $4.00 and $4.10 for fiscal year 2021.

The company’s adjusted EPS guidance for fiscal year 2021 reflects the adjustments in the reconciliation table below.

2021
Expectations

GAAP earnings per share	$3.29 – 3.39

Charges/other items:
Fair value adjustment to Blowfish purchase obligation	0.30
Brand Portfolio - business exits	0.31
Deferred tax valuation allowances*	0.08
Loss on early extinguishment of debt	0.02
Total charges/other items	$0.71
Adjusted earnings per share	$4.00 – 4.10

* Excludes the impact of tax adjustments, if any, to be determined in connection with the year-end tax provision.

ICR Conference

Caleres management intends to discuss the company’s business and outlook during a fireside chat at the 2022 ICR conference on Tuesday, January 11, 2022, at 4:00 pm ET. The fireside chat will be webcast live over the Internet and can be accessed on the company’s Investor Relations section of its website, www.caleres.com. An online archive will be available on the site following the event.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains certain forward-looking statements and expectations regarding the company’s future performance and the performance of its brands. Such statements are subject to various risks and uncertainties that could cause actual results to differ materially. These risks include (i) the coronavirus pandemic and its adverse impact on our business operations, store traffic and financial condition (ii) changing consumer demands, which may be influenced by consumers' disposable income, which in turn can be influenced by general economic conditions and other factors; (iii) rapidly changing consumer preferences and purchasing patterns and fashion trends; (iv) intense competition within the footwear industry; (v) customer concentration and increased consolidation in the retail industry; (vi) foreign currency fluctuations; (vii) impairment charges resulting from a long-term decline in our stock price; (viii) political and economic conditions or other threats to the continued and uninterrupted flow of inventory from China and other countries, where the company relies heavily on third-party manufacturing facilities for a significant amount of its inventory; (ix) cybersecurity threats or other major disruption to the company’s information technology systems; (x) the ability to accurately forecast sales and manage inventory levels; (xi) a disruption in the company’s distribution centers; (xii) the ability to recruit and retain senior management and other key associates; (xiii) the ability to maintain relationships with current suppliers; (xiv) the ability to secure/exit leases on favorable terms; (xv) transitional challenges with acquisitions and divestitures; (xvi) changes to tax laws, policies and treaties; (xvii) compliance with applicable laws and standards with respect to labor, trade and product safety issues; and (xviii) the ability to attract, retain, and maintain good relationships with licensors and protect our intellectual property rights.

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About Caleres

Caleres is a diverse portfolio of global footwear brands.  Our products are available virtually everywhere - in the nearly 1,000 retail stores we operate, in hundreds of major department and specialty stores, on our branded e-commerce sites, and on many additional third-party retail websites. Famous Footwear offers great casual and athletic brands for the entire family with convenient, curated, affordable collections. Sam Edelman keeps expressive women in step with the latest trends in a playful, whimsical way. Naturalizer shoes are beautiful from the inside out, with elegant simplicity and legendary fit re-imagined for today’s consumer. Allen Edmonds combines old world craft with new world technology to create luxe footwear for the discerning man who wants sophisticated, modern classics. Rounding out our family of brands are Vionic, Vince, Franco Sarto, Dr. Scholl’s Shoes, LifeStride, Blowfish Malibu, Bzees, Circus by Sam Edelman and Ryka. Combined, these brands make Caleres a company with both a legacy and a mission.  Our legacy is our more than 140 years of craftsmanship and our passion for fit, while our mission is to continue to inspire people to feel great… feet first. Visit caleres.com to learn more about us.